Exhibit 99.1
United Components Reports Results of Operations for
Second Quarter 2005
EVANSVILLE, IN August 16, 2005 - United Components, Inc. (“UCI”) today announced results for the quarter ended June 30, 2005. Revenue of $269.3 million declined 1.7 percent compared to the year-ago quarter, with increases in the heavy duty channel, and declines in the original equipment sales, original equipment service, retail and traditional channels. Net income for the quarter was $4.4 million, compared to $10.2 million for the second quarter of 2004.
Earnings before interest, taxes, depreciation and amortization, or EBITDA, as adjusted pursuant to the company’s credit agreement for its senior credit facilities, was $32.0 million for the second quarter, compared with $37.7 million for the year-ago quarter.
“We saw solid revenue performance this quarter, especially given the challenging market,” said Bruce Zorich, Chief Executive Officer of UCI. “Our revenue came in close to last year’s second quarter, which was the strongest quarter on record for the company. Higher operating costs, particularly in raw materials, continued to affect our overall performance, but we were happy to see some initial benefits from our long-term cost reduction initiatives, which we expect to continue in the quarters ahead.”
UCI ended the quarter with $8.8 million in cash. In June, the company made a voluntary net prepayment of $12.5 million of its senior credit facility borrowings. As of June 30, the company’s debt stood at $445 million, down from $581 million in June 2003 when the acquisition occurred.
Conference Call
The company will host a conference call to discuss its results and performance on Wednesday, August 17, at 11:00 a.m. Eastern Time (ET). Interested parties are invited to listen to the call by telephone. Domestic callers can dial (800) 936-4602. International callers can dial (507) 726-3418.
A replay of the call will be available from August 18, 2005, for a thirty day period, at www.champlabs.com . Click on the UCINC 2005 2nd Quarter Results button.

About United Components, Inc.
United Components, Inc. is among North America’s largest and most diversified companies servicing the vehicle replacement parts market. We supply a broad range of products to the automotive, trucking, marine, mining, construction, agricultural and industrial vehicle markets. Our customer base includes leading aftermarket companies as well as a diverse group of original equipment manufacturers.
Forward Looking Statements
All statements, other than statements of historical facts, included in this press release and the attached report that address activities, events or developments that UCI expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements give UCI’s current expectations and projections relating to the financial condition, results of operations, plans, objectives, future performance and business of UCI and its subsidiaries. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They are subject to uncertainties and factors relating to UCI’s operations and business environment, all of which are difficult to predict and many of which are beyond UCI’s control. UCI cautions that investors should not place undue reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, UCI undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
For More Information, Contact:
Charlie Dickson, Chief Financial Officer (812) 867-4726
Dave Barron (812) 867-4727
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United Components, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	June 30,	December 31,
	2005	2004
Assets
Current assets
Cash and cash equivalents	$8,771	$11,291
Accounts receivable, net	268,713	238,581
Inventories, net	182,794	188,212
Deferred tax assets	20,796	18,578
Other current assets	13,654	12,188

Total current assets	494,728	468,850

Property, plant and equipment, net	209,368	216,849
Goodwill	166,559	166,559
Other intangible assets, net	97,587	94,229
Deferred financing costs, net	6,823	7,686
Pension and other assets	12,558	12,772

Total assets	$987,623	$966,945

Liabilities and shareholder’s equity

Current liabilities
Accounts payable	$113,460	$91,505
Short-term borrowings	3,264	1,267
Current maturities of long-term debt	80	228
Accrued expenses and other current liabilities	73,422	67,808

Total current liabilities	190,226	160,808

Long-term debt, less current maturities	441,978	456,674
Pension and other postretirement liabilities	55,615	53,141
Deferred tax liabilities	6,386	6,430
Other liabilities	2,019	1,972

Total liabilities	696,224	679,025

Shareholder’s equity	291,399	287,920

Total liabilities and shareholder’s equity	$987,623	$966,945

United Components, Inc.
Condensed Consolidated Income Statements (unaudited)
(in thousands)

	Three Months ended June 30,		Six Months ended June 30,
	2005	2004	2005	2004

Net sales	$269,285	$273,952	$514,791	$530,763
Cost of sales	215,993	214,156	415,413	415,420

Gross profit	53,292	59,796	99,378	115,343

Operating expenses
Selling and warehousing	18,595	19,342	36,858	38,387
General and administrative	12,342	12,127	24,761	24,199
Amortization of intangible assets	1,532	1,851	3,064	3,702
Losses on abandonment of an operation (1)	2,182	—	2,182	—

Operating income	18,641	26,476	32,513	49,055

Other income (expense)
Interest expense, net	(8,850)	(9,022)	(17,622)	(18,588)
Management fee expense	(500)	(500)	(1,000)	(1,000)
Miscellaneous, net	(91)	41	(143)	126

Income before income taxes	9,200	16,995	13,748	29,593
Income tax expense	4,826	6,778	6,645	11,841

Net income	$4,374	$10,217	$7,103	$17,752

(1) Write-down of assets related to the abandonment of a foreign subsidiary.

United Components, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months ended June 30,
	2005	2004
Net cash provided by operating activities	$28,957	$49,650

Cash flows from investing activities:
Final Acquisition purchase price payment	—	(8,000)
Capital expenditures	(18,891)	(17,165)
Proceeds from sale of property, plant and equipment	211	184

Net cash used in investing activities	(18,680)	(24,981)

Cash flows from financing activities:
Issuances of debt	10,500	467
Debt repayments	(23,663)	(40,134)
Shareholder’s equity contribution	600	(28)

Net cash used in financing activities	(12,563)	(39,695)

Effect of exchange rate changes on cash	(234)	(27)

Net decrease in cash and cash equivalents	(2,520)	(15,053)

Cash and cash equivalents at beginning of year	11,291	46,130

Cash and cash equivalents at end of period	$8,771	$31,077

EBITDA and Adjusted EBITDA
EBITDA and Adjusted EBITDA are presented because they are believed to be frequently used by parties interested in United Components, Inc. (“UCI”). Management believes that EBITDA and Adjusted EBITDA provide useful information to investors because they facilitate an investor’s comparison of UCI’s operating results to that of companies with different capital structures and with cost basis in assets that have not been revalued and written-up in an allocation of a recent acquisition’s purchase price.
The calculation of Adjusted EBITDA, presented below, reflects the calculation of EBITDA as used in the credit agreement for UCI’s senior credit facilities. This Adjusted EBITDA is used to measure compliance with covenants of that agreement such as interest coverage. (The amounts presented below are for all of UCI. The actual amounts used to measure compliance to the credit agreement covenants may differ in that under certain circumstances the results of certain foreign subsidiaries are excluded.)
EBITDA and Adjusted EBITDA are not measures of financial performance under United States generally accepted accounting principles (“US GAAP”) and should not be considered as alternatives to net income, operating income or any other performance measures derived in accordance with US GAAP or as an alternative to cash flow from operating activities as a measure of liquidity.
Schedule A
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(dollars in millions)

	2005			2004
			Six months			Six months
			ended			ended
	Q1	Q2	June 30,	Q1	Q2	June 30,
Net income	$2.7	$4.4	$7.1	$7.5	$10.2	$17.7

Interest expense, net	8.8	8.8	17.6	9.6	9.0	18.6

Income tax expense	1.8	4.8	6.6	5.1	6.8	11.9

Depreciation	8.3	8.2	16.5	9.0	8.7	17.7

Amortization of intangibles	1.5	1.6	3.1	1.9	1.8	3.7

EBITDA	23.1	27.8	50.9	33.1	36.5	69.6

One-time or unusual items:

— Sale of inventory that was written-up to market from historical cost per US GAAP acquisition rules	—	—	—	0.5	—	0.5

— Facilities consolidations and severance costs	0.8	1.4	2.2	—	—	—

— Losses on abandonment of an operation	—	2.2	2.2	—	—	—

Non-cash charges (primarily pension)	0.2	0.1	0.3	—	0.7	0.7

Management fee	0.5	0.5	1.0	0.5	0.5	1.0

Adjusted EBITDA	$24.6	$32.0	$56.6	$34.1	$37.7	$71.8

Schedule B
Reconciliation of Net Income to EBITDA and Adjusted EBITDA for 2004
(dollars in millions)

	2004
					Full
	Q1	Q2	Q3	Q4	Year

Net income	$7.5	$10.2	$10.3	$2.8	$30.8

Interest expense, net	9.6	9.0	8.1	9.3	36.0

Income tax expense	5.1	6.8	6.8	2.4	21.1

Depreciation	9.0	8.7	8.9	8.7	35.3

Amortization of intangibles	1.9	1.8	1.6	1.6	6.9

EBITDA	33.1	36.5	35.7	24.8	130.1

One-time or unusual items:

— Sale of inventory that was written-up to market from historical cost per US GAAP acquisition rules	0.5	—	—	—	0.5

— Slow moving / obsolete inventory reserve	—	—	—	2.8	2.8

— Product line relocations, facilities upgrades and consolidations, patent disputes, other	—	—	—	1.7	1.7

Non-cash charges (primarily pension)	—	0.7	0.3	0.4	1.4

Management fee	0.5	0.5	0.5	0.5	2.0

Adjusted EBITDA	$34.1	$37.7	$36.5	$30.2	$138.5